                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (415) 493-9300

                                  May 21, 1996



StorMedia Incorporated
390 Reed Street
Santa Clara, CA 95050

         RE:     Registration Statement on Form S-3
                 CIK No. 0000942787; File No. 0-25796

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission (the "Commission") on May 21, 1996 (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 5,175,000 shares of your Class A Common Stock (the "Shares"). The Shares, which include up to 675,000 shares of Class A Common Stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters as described in such Registration Statement for sale to the public. Of the shares being sold, 3,000,000 are being sold by the Company and 1,500,000 are being sold by certain holders of the Company (including the 675,000 Share of Class A Common Stock in the over-allotment option). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

         Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, which has been approved by us, as such may be further amended or supplemented, or incorporated by reference in any registration statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.

                                             Very truly yours,

                                             WILSON SONSINI GOODRICH & ROSATI
                                             Professional Corporation